UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): 2/28/12

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15324	52-1402131
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4470 Cox Road Glen Allen, Virginia 23060

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (804) 527-1970

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 28, 2012, Star Scientific, Inc. (the “Company”) entered into two private placement transactions that resulted in gross proceeds to the Company of $12,013,815.

On February 28, 2012, the Company entered into a Securities Purchase and Registration Rights Agreement (“Agreement No. 1”) with an accredited investor (the “Investor”) who held previously issued warrants for: (i) 3,260,869 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at an exercise price of $2.00 per share and (ii) 2,554,385 shares of the Company’s Common Stock at an exercise price of $1.50 per share (collectively, the “Prior Warrants”).

Pursuant to Agreement No. 1, in order to induce the Investor to immediately exercise the Prior Warrants, the Company agreed to grant the Investor a new warrants with an exercise price of $4.05 per share for the same amount of shares of Common Stock as the Prior Warrants (the “New Warrants”) in exchange for the exercise of the Investor’s Prior Warrants for cash whereby the Investor purchased 5,815,254 shares of Common Stock for gross proceeds to the Company of $10,353,315 (collectively, the “First February 28 Transaction”). The New Warrants are exercisable immediately into an aggregate of 5,815,254 shares of Common Stock and expire on February 28, 2017. Additionally, Agreement No. 1 grants the Investor certain customary resale registration rights with respect to the shares Common Stock underlying the New Warrants.

Additionally, on February 28, 2012, the Company entered into a Securities Purchase and Registration Rights Agreement (“Agreement No. 2”) with the Investor to sell 410,000 shares (the “Shares”) of the Company’s Common Stock at $4.05 per share and warrants to purchase an aggregate of 410,000 shares of Common Stock at an exercise price of $4.05 per share (the “Warrants”) (collectively, the “Second February 28 Transaction” and, together with the First February 28 Transaction, the “Transactions”). The Second February 28 Transaction resulted in gross proceeds to the Company of $1,660,500. The Warrants are first exercisable on August 28, 2012 and expire on August 28, 2017. Additionally, Agreement No. 2 granted the Investor certain customary resale registration rights with respect to the Shares and shares of Common Stock underlying the Warrants.

The Transactions were entered into only with the Investor, an accredited investor as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereof and the rules and regulations promulgated thereunder.

The Common Stock is traded on the Nasdaq Global Market under the symbol “CIGX”. On February 28, 2012, the last reported sale price of the Common Stock was $4.05 per share.

Item 3.02 Unregistered Sale of Equity Securities.

The contents of Item 1.01 of the Current Report on Form 8-K are incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date: February 29, 2012

By:	/s/ Paul L. Perito
Paul L. Perito
Chairman of the Board, President and Chief Operating Officer

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